Exhibit 5 and 23.1

              [Letterhead of Fair, Isaac and Company, Incorporated]

                                   -----, ----


Fair, Isaac and Company, Incorporated
200 Smith Ranch Road
San Rafael, CA  94903

Re:  Registration Statement on Form S-8

Ladies and Gentlemen:

With reference to the Registration Statement on Form S-8 to be filed by Fair, Isaac and Company, Incorporated, a Delaware corporation (the "Company"), with the Securities and Exchange Commission under the Securities Act of 1933, as amended, relating to the 1,500,000 shares of the Company's common stock, par value $0.01 per share (the "Common Stock"), issuable pursuant to the Fair, Isaac and Company, Incorporated 1999 Employee Stock Purchase Plan (the "Plan"), it is my opinion that such shares of the Common Stock of the Company, when issued and sold in accordance with the Plan, will be legally issued, fully paid and nonassessable.

I hereby consent to the filing of this opinion with the Securities and Exchange Commission as Exhibit 5.1 to the Registration Statement.

                                         Very truly yours,

                                         /s/ Peter L. McCorkell, Esq.

                                         Peter L. McCorkell, Esq.
                                         Executive Vice President, Secretary,
                                         and General Counsel
                                         Fair, Isaac and Company, Incorporated


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